UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2016

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2016, the Board of Directors of Tribune Publishing Company (the “Company”) approved a relocation package for Justin C. Dearborn, Chief Executive Officer of the Company, in connection with the change in his primary business office from Chicago, Illinois to Los Angeles, California.

The Company will pay Mr. Dearborn $262,000 for relocation expenses.  In addition, the Company will provide Mr. Dearborn with temporary housing and a rental car for up to four months.  All or half of the foregoing amounts will be subject to repayment if Mr. Dearborn’s employment is terminated for cause or he resigns without good reason prior to the two- or three-year anniversary of his hire date, respectively.  The Company also will provide a $75,000 return home allowance for expenses for relocating back to Chicago if Mr. Dearborn’s employment is terminated on or prior to February 21, 2018 by the Company without cause or by Mr. Dearborn for good reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: May 26, 2016	By:	/s/ Julie K. Xanders
	Name:	Julie K. Xanders
	Title:	Executive Vice President and General Counsel